UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Japan Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 6, 2008

Dear Stockholder:

We are writing to follow-up on previously mailed proxy materials regarding the Special Meeting of Stockholders of The Japan Fund, Inc. (the “Fund”), which is scheduled for August 20, 2008. You are receiving this letter because to date we have not received your vote on the important proposals affecting your investment in the Fund. For the reasons set forth in the proxy materials previously delivered to you, THE FUND’S BOARD MEMBERS RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSALS AND BELIEVE THE PROPOSALS ARE IN THE BEST INTEREST OF THE FUND’S STOCKHOLDERS. We would ask that you vote on these important matters today to ensure that your voice is heard.

Your Vote Is Important!

Although the response thus far has been favorable, not enough votes have been cast to meet the necessary requirements.

Your vote is important no matter how many shares you own. In order for your vote to be counted, we must receive your instructions prior to the meeting date.

To simplify the voting process, we offer you three convenient voting options. We encourage you to utilize one of the following easy options today to record your vote promptly:

1.	Vote by Touch-Tone. You may cast your vote by telephone by calling the toll-free number listed on the enclosed proxy card and following the simple instructions. Please have your proxy materials, including the control number on your proxy card, available.

2.	Vote via the Internet. You may cast your vote using the internet by logging onto the internet address located on the enclosed proxy card and following the instructions on the website. Please have your proxy materials, including the control number on your proxy card, available.

3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.

If you have any questions regarding the proposals or voting process, or would like to obtain additional copies of the materials, do not hesitate to call our proxy solicitor, D.F. King & Co., Inc., whom you may also receive a call from, toll-free at (800) 755-7250.

/s/ William L. Givens
William L. Givens, Chairman

YOUR VOTE IS VERY IMPORTANT.

PLEASE VOTE YOUR SHARES TODAY.